UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 23, 2008
Associated Banc-Corp

(Exact name of registrant as specified in its chapter)

Wisconsin	0-5519 001-31343	39-1098068

(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

1200 Hansen Road, Green Bay, Wisconsin	54304

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code 920-491-7000
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 23, 2008, the Board of Directors (the “Board”) of Associated Banc-Corp (the “Registrant”) upon the recommendation of the Corporate Governance Committee adopted a resolution amending and restating the Registrant’s Bylaws (as amended and restated, the “Bylaws”). The Bylaws were amended to update certain provisions in accordance with Wisconsin law, the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. The Bylaws were effective April 23, 2008 and did not require shareholder approval.
     Descriptions of the principal provisions adopted or changed are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed hereto as Exhibit 3.1, the text of which is incorporated by reference herein.
Special Meetings of Shareholders
     Article II, Section 2 of the Bylaws was revised to outline the procedures by which the Registrant’s shareholders can request a special meeting of shareholders.
Advance Notice of Shareholder Proposed Business at Annual Meeting
     Article II, Section 6 was revised to state that a shareholder must give timely notice of the business to be brought before an annual meeting of shareholders not less than 75 days and not more than 90 days prior to the anniversary date of the Registrant’s annual meeting of shareholders in the immediately preceding year and to outline applicable procedures for the shareholder request.
Nomination of Directors
     Article II, Section 7 was revised to (i) state that nominations of persons for election to the Registrant’s Board may be made by timely notice in writing received by the Registrant not less than 75 days and not more than 90 days prior to the anniversary date of the Registrant’s annual meeting of shareholders in the immediately preceding year, (ii) add that, in addition to the provisions of Sections 6 and 7 of the Bylaws, shareholders must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, to nominate persons for election to the Registrant’s Board and (iii) state that the procedures in Sections 6 and 7 of the Bylaws apply to all proposals of business to be considered by shareholders at any annual meeting and are not limited to shareholder proposals to be included in the Registrant’s proxy statement.
Proxies
     Article II, Section 11 was revised to state the requirements for a valid proxy and internet and telephone voting.
Retirement of Directors
     Article III, Section 2 was revised to state that a director shall retire at the annual meeting after reaching the age of seventy (70).
Removal and Resignation
     Article III, Section 8 was added to state that (i) a member of the Registrant’s Board may be removed for “cause” (as defined in the Registrant’s Articles of Incorporation) if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director at a special meeting of shareholders called for that purpose and (ii) a member of the Registrant’s Board may resign at any time upon written notice.

Lead Director
     Article III, Section 11 was added to permit the Board to appoint a director as a Lead Director. The Lead Director shall preside at meetings of shareholders and directors in the absence of the Chairman.
Board Unanimous Written Consent
     Article III, Section 16 was added to clarify how the Board may act by unanimous written consent.
Corporate Stock
     Article VI, Section 1 was revised to allow for the issuance of uncertificated shares and book-entry ownership of shares.
     Article VI, Sections 2, 3, 4, 5 and 6 were added or revised to outline the procedures for, among other items, the transfer of shares, lost, destroyed or stolen certificates and consideration for shares.
Implied Amendments
     Article XII, Section 2 was added to state that any authorized action by shareholders or by the Board which is inconsistent with the Bylaws, but was authorized by a vote sufficient to the amend the Bylaws will be given the same effect as though the Bylaws had been temporarily amended or suspended so far is necessary to permit the specific action.
Notice
     Article XIV, Sections 1, 2 and 3 were revised to allow notice to shareholders and directors by electronic transmission.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     3.1 Amended and Restated Bylaws of Associated Banc-Corp adopted April 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp (Registrant)
Date: April 23, 2008	By:	/s/ Brian R. Bodager
Brian R. Bodager
Executive Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary

ASSOCIATED BANC-CORP
Exhibit Index to Current Report on Form 8-K

Exhibit
Number

3.1	Amended and Restated Bylaws of Associated Banc-Corp adopted April 23, 2008.